UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2011 (June 24, 2011)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we”, “us”, and “our” refer to Senior Housing Properties Trust and its consolidated subsidiaries, unless otherwise noted; “CWH” refers to CommonWealth REIT or its applicable subsidiaries, and “Five Star” refers to Five Star Quality Care, Inc. or its applicable subsidiaries.

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS CURRENT REPORT DISCUSSES POSSIBLE FUTURE BORROWINGS UNDER OUR NEW REVOLVING CREDIT FACILITY.  CONTINUED AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THIS CURRENT REPORT DISCUSSES THE INTEREST TO BE PAID ON DRAWINGS UNDER THE CREDIT FACILITY.  HOWEVER, ACTUAL ANNUAL COSTS UNDER THE CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE OF OTHERS FEES AND EXPENSES ASSOCIATED WITH THE CREDIT FACILITY.

•                  THIS CURRENT REPORT STATES THAT WE EXPECT TO ACQUIRE THE REMAINING SIX OF THE 20 SENIOR LIVING COMMUNITIES LOCATED IN FIVE STATES IN THE SOUTHEAST UNITED STATES THAT WE AGREED TO ACQUIRE IN MARCH 2011.  THESE CLOSINGS ARE SUBJECT TO OBTAINING REGULATORY APPROVALS, CERTAIN LENDER CONSENTS AND SATISFACTION OF OTHER CLOSING CONDITIONS.  WE CURRENTLY EXPECT THAT ALL OF THE REQUIRED APPROVALS AND CONSENTS WILL BE OBTAINED AND OTHER CONDITIONS WILL BE SATISFIED, BUT SUCH

APPROVALS, CONSENTS AND SATISFACTION OF CONDITIONS ARE NOT ASSURED AND WE CANNOT CONTROL THE TIMING OF REGULATORY APPROVALS, LENDER CONSENTS OR SATISFACTION OF CLOSING CONDITIONS.  ACCORDINGLY, IT IS POSSIBLE THAT OUR ACQUISITION OF THE SIX SOUTHEAST UNITED STATES COMMUNITIES MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS CURRENT REPORT STATES THAT WE HAVE AGREED TO ACQUIRE THREE MEDICAL OFFICE BUILDINGS.  THE PURCHASE OF THESE PROPERTIES IS CONTINGENT UPON OUR COMPLETION OF DILIGENCE AND OTHER CUSTOMARY CLOSING CONDITIONS.  ACCORDINGLY, SOME OR ALL OF THESE PURCHASES MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS CURRENT REPORT STATES THAT WE HAVE ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY.  THE CLOSING OF THIS SALE IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  AS A RESULT, THIS SALE MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS CURRENT REPORT STATES THAT THE TERMS OF VARIOUS AGREEMENTS BETWEEN US AND EACH OF CWH AND FIVE STAR WERE REVIEWED AND APPROVED BY SPECIAL COMMITTEES OF EACH OF OUR BOARD OF TRUSTEES AND CWH’S BOARD OF TRUSTEES OR FIVE STAR’S BOARD OF DIRECTORS, RESPECTIVELY, COMPOSED SOLELY OF OUR INDEPENDENT TRUSTEES AND INDEPENDENT TRUSTEES OR DIRECTORS WHO ARE NOT ALSO TRUSTEES OR DIRECTORS OF THE OTHER PARTY AND WHO WERE REPRESENTED BY SEPARATE COUNSEL.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT THESE TERMS ARE ARMS LENGTH AND FAIR.  HOWEVER, BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US, CWH AND FIVE STAR, THESE TERMS MAY BE EXPOSED TO CLAIMS THAT THEY ARE SOMEHOW UNFAIR, AND DEFENDING SUCH CLAIMS CAN BE EXPENSIVE AND DISTRACTING TO MANAGEMENT.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01.   Entry into a Material Definitive Agreement.

On June 24, 2011, we entered into a new $750.0 million unsecured revolving credit facility with Wells Fargo Bank, N.A., Royal Bank of Canada and a syndicate of other lenders. The new credit facility replaces our prior $550.0 million unsecured revolving credit facility that was scheduled to mature on December 31, 2011.  The stated maturity date of the new credit facility is June 24, 2015 and, subject to the payment of an extension fee and meeting certain other conditions, there is an option to extend the stated maturity date by one year.  We initially borrowed $254.0 million under the new credit facility to repay the $254.0 million outstanding under the terminated credit facility and repaid $70.0 million of this amount on June 27, 2011.

Amounts borrowed under the new credit facility bear interest at LIBOR plus 160 basis points, subject to adjustment should our credit ratings change.  Borrowings under the new credit facility are unsecured, and are guaranteed by most of our subsidiaries.  Funds available under the new credit facility may be drawn, repaid and redrawn until maturity and there are no scheduled principal payments prior to maturity.  The new credit facility provides for acceleration of principal and payment of all other amounts payable thereunder upon the occurrence and continuation of certain events of default.  The proceeds of the new credit facility are available for general business purposes, including acquisitions.  The new credit facility agreement contains a number of customary financial covenants which generally restrict our ability to incur debts, including debts secured by mortgages on our properties, in excess of calculated amounts, require us to maintain a minimum net worth and require us to maintain other financial ratios.

The foregoing description of the new credit facility is not complete and is subject to and qualified in its entirety by reference to the new credit facility agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.  Termination of Material Definitive Agreement.

Reference is hereby made to the information in Item 1.01.  Entry into a Material Definitive Agreement, which is incorporated in this Item 1.02 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the information in Item 1.01.  Entry into a Material Definitive Agreement, which is incorporated in this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

Explanatory Note

As previously reported in our Current Report on Form 8-K dated November 18, 2010, or our November 18 Current Report, and our Current Report on Form 8-K dated December 8, 2010, or our December 8 Current Report, we agreed to purchase 27 medical office buildings, or MOBs, from CWH pursuant to a series of purchase and sale agreements dated as of November 12, 2010.  The agreements to purchase these 27 MOBs were more fully described in the November 18 Current Report.  Financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K in connection with the matters reported in the November 18 Current Report were reported by us in the December 8 Current Report.  As of January 26, 2011, we completed the acquisitions of all 27 MOBs from CWH for an aggregate purchase price of $470.0 million, excluding closing costs.  We funded these acquisitions using cash on hand, proceeds from an equity offering, proceeds from the sale of unsecured senior notes and borrowings under our revolving credit facility.  The terms of the purchases of the 27 properties were reviewed and approved by special committees of each of our and CWH’s Boards of Trustees composed solely of Independent Trustees who are not also trustees of the other party and who were represented by separate counsel.

As previously reported in our Current Report on Form 8-K dated March 8, 2011, or our March 8 Current Report, and our Current Report on Form 8-K dated May 13, 2011, or our May 13 Current Report, in March 2011, we announced that we had agreed to acquire 20 senior living communities located in five states in the Southeast United States for approximately $304.0 million.  In June 2011, we acquired 14 of these communities for approximately $196.6 million, excluding closing costs.  We funded these acquisitions using cash on hand and borrowings under our revolving credit facility, and by assuming approximately $48.1 million of mortgage loans.  We expect to acquire the remaining six communities in July 2011, subject to satisfaction of various conditions to closing, including various regulatory approvals and lender consents.  We expect to fund the remaining acquisitions using cash on hand and borrowings under our revolving credit facility, and by assuming approximately $30.3 million of mortgage loans.

On May 12, 2011, we entered into agreements for Five Star to manage 15 of these 20 communities, or the Managed Communities, under long term contracts with us.  We refer to these 15 communities as the Managed Communities and the other five communities as the Leased Communities.  Ten of the 14 communities acquired in June 2011 are Managed Communities.  In June 2011, Five Star began leasing the other four of these 14 communities, and we expect Five Star to begin leasing the remaining Leased Community from us when we acquire it.  The management agreements and leases became effective when we acquired the related senior living communities or will become effective if and when we acquire the remaining communities.  As noted above, the closing of our acquisitions of the remaining communities is subject to satisfaction of various conditions to closing, including various regulatory and lender consents.  Accordingly, we can provide no assurance as to when the closing of these remaining acquisitions will occur or when Five Star will begin to operate or lease these remaining communities.  The terms of the management agreements and leases between us and Five Star were reviewed and approved by special committees of each of our Board of Trustees and Five Star’s board of directors composed solely of Independent Trustees or independent directors who are not also trustees or directors of the other party and who were represented by separate counsel.

In addition to the foregoing, during the second quarter of 2011, we acquired an additional senior living community with 73 living units and four additional MOBs with approximately 174,408 aggregate square feet for an aggregate purchase price of $29.3 million, excluding closing costs, and sold five properties for an aggregate sale price of $19.1 million.  As of the date of this Current Report, we also have agreements to acquire six additional senior living communities and three additional MOBs from unaffiliated parties for aggregate purchase prices of approximately $123.8 million, excluding closing costs.  We have also agreed to sell one property for a sale price of $525,000.

This Current Report provides updated unaudited pro forma financial statements reflecting the acquisition of the 27 MOBs, the acquisitions and the pending acquisitions of other properties described above, including the 20 properties reported on our March 8 Current Report, the management of the Managed Communities by Five Star and leasing of the Leased Communities to Five Star.  Our sales and pending sale of properties are not reflected in the pro forma financial statements.

Information Regarding Certain Relationships

CWH is our former parent entity and we own 250,000 common shares of CWH.  Five Star is our former subsidiary and our largest tenant, and we are Five Star’s largest shareholder.  In June 2011, we acquired 1.0 million shares of Five Star common stock in Five Star’s public offering of 11.5 million shares of common stock (including shares issued pursuant to an exercise of an underwriters’ overallotment option) for an aggregate purchase price of $5.0 million, and as of June 21, 2011, we owned approximately 8.9% of Five Star’s outstanding shares of common stock.  We have numerous continuing relationships with Five Star, including the arrangements referred to in this report.

We and CWH are both managed by Reit Management & Research LLC, or RMR, and RMR also provides management services to Five Star. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman and majority owner of RMR and serves as a managing director of Five Star and as a managing trustee of CWH.  Our other Managing Trustee, Mr. Adam Portnoy, Mr. Barry Portnoy’s son, is an owner, President, Chief Executive Officer and a Director of RMR and is President and a managing trustee of CWH.  Frederick N. Zeytoonjian serves as an Independent Trustee of both us and of CWH.  Each of our executive officers is also an officer of RMR.

For more information about the relationships among us, our Trustees and executive officers, RMR, CWH, Five Star and other companies to which RMR provides management services, and about the risks which may arise from these relationships, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, or our Annual Report, and our other filings with the SEC, including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Annual Report, the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, or our Quarterly Report, the information regarding our Trustees and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement dated February 24, 2011 relating to our 2011 Annual Shareholders Meeting, or our Proxy Statement, the March 8 Current Report and the May 13 Current Report.  Our filings with the SEC, including our Annual Report, our Quarterly Report, our Proxy Statement, the March 8 Current Report and the May 13 Current Report, are available at the SEC’s website: www.sec.gov.

Further Background on Pro Forma Data

This Current Report, on page F-1 and the following pages, includes pro forma financial data for us, which includes the 27 MOBs that have been acquired and other completed and pending acquisitions since January 1, 2010.  Because changes will likely occur in occupancy, rents and expenses with respect to the properties acquired and because our pending acquisitions may not be completed, the pro forma financial data presented should not be considered as a projection of future results.  Differences could also result from changes in our portfolio of investments, in interest rates, in our capital structure and for other reasons.

As described above, we purchased 21 of the 27 MOBs we had agreed to acquire from CWH in November and December 2010.  In January 2011, we purchased the remaining six MOBs from CWH.  The aggregate purchase price of the 27 MOBs was $470.0 million, excluding closing costs, which we funded using cash on hand, proceeds from an equity offering, proceeds from the sale of unsecured senior notes and borrowings under our revolving credit facility.  Between January 1, 2011 and June 24, 2011, we acquired 15 senior living communities and five additional MOBs from unaffiliated parties for an aggregate purchase price of $240.0 million, excluding closing costs.  We funded these acquisitions using cash on hand, borrowings under our revolving credit facility, proceeds from our equity offering in December 2010 and proceeds from our sale of unsecured senior notes in January 2011, and by assuming approximately $48.1 million of mortgage loans.

We expect to fund our pending acquisitions of six additional senior living communities and three additional MOBs described above using borrowings under our revolving credit facility and by assuming approximately $43.7 million of mortgage debt.

Certain properties acquired by us are leased to tenants, including Five Star, on a long term basis under “net leases” that transfer substantially all of the properties’ operating and holding costs to the tenants.  We have previously provided summary financial data and other information regarding Five Star in our Quarterly Reports on Form 10-Q filed with the SEC and in our Annual Report.  Our other tenants with net leases are engaged in a range of health care related industries including health services, biotechnology research and pharmaceutical research and manufacturing with no significant concentration in any particular industry other than health care generally.  The majority in number of these net lease tenants, other than Five Star, are privately owned.  Certain leases are guaranteed by affiliates of the tenants.  As of the date of this Current Report, we believe that each tenant is current in its rent payments due to us.  The five most significant net lease tenants are: Five Star; Aurora Health Care, or Aurora; Scripps Research Institute, or Scripps; Fallon Community Health Plan, or Fallon Clinic; and HIP Health Plan of New York, or HIP.  Aurora is one of the largest not for profit hospital and health care providers in Wisconsin.  Scripps is one of the largest not for profit health research institutes in the United States and is located in La Jolla,

California.  Fallon Clinic is one of the largest multi-specialty group practices providing healthcare services in central Massachusetts.  HIP is one of the largest health insurance companies providing clinical services in the New York City area.

(b)                                                         Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011	F-2
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Three Months Ended March 31, 2011	F-3
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2010	F-4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5

(d)                                                         Exhibits.

We hereby file the following exhibits:

10.1

Credit Agreement dated as of June 24, 2011, among Senior Housing Properties Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto.

10.2

Fifth Amendment to Amended and Restated Master Lease Agreement (Lease No. 1), dated as of May 1, 2011, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and Five Star Quality Care Trust, as Tenant.

10.3

Partial Termination of and Sixth Amendment to Amended and Restated Master Lease Agreement (Lease No. 1), dated as of June 1, 2011, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and Five Star Quality Care Trust, as Tenant.

10.4

Seventh Amendment to Amended and Restated Master Lease Agreement (Lease No. 1), dated as of June 20, 2011, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and Five Star Quality Care Trust, as Tenant.

10.5

Third Amendment to Amended and Restated Master Lease Agreement (Lease No. 2), dated as of June 20, 2011, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and certain subsidiaries of Five Star Quality Care, Inc., as Tenant.

10.6

Partial Termination of and Second Amendment to Amended and Restated Master Lease Agreement (Lease No. 4), dated as of May 1, 2011, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and certain subsidiaries of Five Star Quality Care, Inc., as Tenant.

10.7

Third Amendment to Amended and Restated Master Lease Agreement (Lease No. 4), dated as of June 20, 2011, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and certain subsidiaries of Five Star Quality Care, Inc., as Tenant.

99.1	Lease Agreement, dated as of June 20, 2011, between SNH/LTA SE Home Place New Bern LLC, as Landlord, and FVE SE Home Place New Bern LLC, as Tenant.

99.2	Guaranty Agreement, dated as of June 20, 2011, from Five Star Quality Care, Inc. in favor of SNH/LTA SE Home Place New Bern LLC.

99.3	Lease Agreement, dated as of June 20, 2011, between SNH/LTA SE McCarthy New Bern LLC, as Landlord, and FVE SE McCarthy New Bern LLC, as Tenant.

99.4	Guaranty Agreement, dated as of June 20, 2011, from Five Star Quality Care, Inc. in favor of SNH/LTA SE McCarthy New Bern LLC.

99.5	Lease Agreement, dated as of June 23, 2011, between SNH/LTA SE Wilson LLC, as Landlord, and FVE SE Wilson LLC, as Tenant.

99.6	Guaranty Agreement, dated as of June 23, 2011, from Five Star Quality Care, Inc. in favor of SNH/LTA SE Wilson LLC.

SENIOR HOUSING PROPERTIES TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2011, reflects our financial position as if the transactions described in the footnotes to the unaudited pro forma condensed consolidated financial statements were completed on March 31, 2011.  The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2011 and for the year ended December 31, 2010, present our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed on January 1, 2010.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the three months ended March 31, 2011, included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, for the year ended December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the financial statements included in Item 9.01(a) of our Current Report on Form 8-K dated December 8, 2010.

The unaudited pro forma condensed consolidated financial statements assume the acquisitions of 27 medical office buildings, or MOBs, from CommonWealth REIT, or CWH, are financed with cash on hand, borrowings under our revolving credit facility, proceeds from an equity issuance in December 2010 and proceeds from the sale of unsecured senior notes in January 2011.  These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and upon completion of the planned long term financing for these acquisitions, our financial position and results of our operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements.  In the opinion of our management, all adjustments necessary to reflect the effects of the transactions described above have been included in the unaudited pro forma condensed consolidated financial statements.

The allocation of our acquisitions and planned acquisitions subsequent to March 31, 2011, described in the notes to the unaudited pro forma condensed consolidated financial statements and reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed.  Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed, or to be acquired or assumed, could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences could result from future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues including rents expected to be received on leases in place or signed during and after 2011 or for other reasons.  Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma condensed consolidated financial statements related to these transactions.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2011

(dollars in thousands)

		Pro Forma Adjustments
	Historical	Other Completed and Pending Acquisitions (A)	Pro Forma
ASSETS:
Real estate properties, at cost	$3,873,118	$349,631	$4,222,749
Less accumulated depreciation	562,609	—	562,609
	3,310,509	349,631	3,660,140
Cash and cash equivalents	14,810	—	14,810
Restricted cash	5,158	—	5,158
Deferred financing fees, net	17,372	—	17,372
Acquired real estate leases, net	72,339	—	72,339
Other assets	105,220	—	105,220
	$3,525,408	$349,631	$3,875,039

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Unsecured revolving credit facility	$25,000	$261,365	$286,365
Senior unsecured notes due 2012, 2016 and 2020, net of discount	670,410	—	670,410
Secured debt and capital leases	651,657	91,762	743,419
Acquired real estate lease obligations, net	18,806	—	18,806
Other liabilities	48,617	—	48,617
Shareholders’ equity	2,110,918	(3,496)	2,107,422
	$3,525,408	$349,631	$3,875,039

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Three Months Ended March 31, 2011

(amounts in thousands, except per share amounts)

	Historical	MOBs Acquired (B)	Other Completed and Pending Acquisitions (C)	Adjustments		Pro Forma
Revenues:
Rental income	$98,077	$735	$18,594	$28	(D)	$117,434

Expenses:
Depreciation	26,361	—	2,240	169	(E)	28,770
General and administrative	6,134	—	436	26	(F)	6,596
Property operating expenses	10,003	298	12,042	—		22,343
Acquisition related costs	1,113	—	—	(1,113)	(G)	—
Total expenses	43,611	298	14,718	(918)		57,709

Operating income (loss)	54,466	437	3,876	946		59,725

Interest and other income	255	—	—	—		255
Interest expense	(22,746)	—	(1,331)	(1,121)	(H)	(25,198)
Impairment of assets	(166)	—	—	—		(166)
Equity in losses of an investee	37	—	—	—		37
Income (loss) before income tax expense	31,846	437	2,545	(175)		34,653
Income tax expense	(71)	—	—	—		(71)
Net income (loss)	$31,775	$437	$2,545	$(175)		$34,582

Weighted average shares outstanding	141,855			18	(I)	141,873

Net income per share	$0.22					$0.24

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2010

(amounts in thousands, except per share amounts)

	Historical	MOBs Acquired (J)	Other Completed and Pending Acquisitions (K)	Adjustments		Pro Forma
Revenues:
Rental income	$339,009	$55,628	$81,024	$2,751	(L)	$478,412

Expenses:
Depreciation	90,409	—	10,461	15,945	(M)	116,815
General and administrative	21,865	—	2,014	1,837	(N)	25,716
Property operating expenses	19,195	18,428	50,011	—		87,634
Acquisition related costs	3,610	—	—	4,609	(O)	8,219
Total expenses	135,079	18,428	62,486	22,391		238,384

Operating income (loss)	203,930	37,200	18,538	(19,640)		240,028

Interest and other income	1,162	—	—	—		1,162
Interest expense	(80,017)	—	(5,438)	(15,859)	(P)	(101,314)
Loss on early extinguishment of debt	(2,433)	—	—	—		(2,433)
Impairment of assets	(5,965)	—	—	—		(5,965)
Gain on sale of properties	109	—	—	—		109
Equity in losses of an investee	(1)	—	—	—		(1)
Income (loss) before income tax expense	116,785	37,200	13,100	(35,499)		131,586
Income tax expense	(300)	—	—	—		(300)
Net income (loss)	$116,485	$37,200	$13,100	$(35,499)		$131,286

Weighted average shares outstanding	128,092			13,781	(Q)	141,873

Net income per share	$0.91					$0.93

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(A)                  Represents the effect of our acquisitions completed subsequent to March 31, 2011 of 15 senior living communities and four MOBs for $225,845, excluding closing costs, and the pending acquisition of six senior living communities and three MOBs for an aggregate purchase price of approximately $123,786, excluding closing costs.  We funded our completed acquisitions by assuming approximately $48,062 of mortgage loans and with borrowings under our revolving credit facility and we expect to fund our pending acquisitions with borrowings under our revolving credit facility and by assuming approximately $43,700 of mortgage debt.  The adjustment to shareholders’ equity represents the estimated acquisition costs, funded by borrowings under our revolving credit facility, related to the completed and pending acquisitions subsequent to March 31, 2011, as if these acquisitions occurred on January 1, 2010.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Three Months Ended March 31, 2011

(B)                    Represents the revenues and operating expenses for the three months ended March 31, 2011 of our completed acquisitions, pursuant to agreements dated November 12, 2010, from CWH of six MOBs acquired on January 26, 2011, as if these six MOBs were acquired on January 1, 2011.

(C)                    Represents the effect on rental income, depreciation expense, general and administrative expense, property operating expenses and interest expense of (i) our completed acquisitions of 15 senior living communities, including the management contract for ten of these communities by Five Star Quality Care, Inc., or Five Star, and leasing to Five Star of five of these communities, and the four MOBs described in Note (A) and one additional MOB acquired in January 2011, (ii) the pending acquisitions of six senior living communities, including the management contract for five of these communities by Five Star and leasing to Five Star of one of these communities, and (iii) three MOBs described in Note (A), as if these acquisitions occurred on January 1, 2011.  We assumed mortgage debt of approximately $48,062 related to certain of these completed acquisitions and expect to assume mortgage debt of approximately $43,700 related to certain of these pending acquisitions at weighted average interest of 5.88% per annum.  The increase in general and administrative expense represents the increased business management fees payable to Reit Management & Research LLC, or RMR, as a result of these acquisitions.

(D)                   Represents the effect on rental income for the three months ended March 31, 2011, of the non-cash straight line rent adjustments of the six MOBs acquired from CWH in January 2011 as described in Note (B).

(E)                     Represents the effect on depreciation expense from January 1, 2011 through the date of acquisition of the six MOBs acquired from CWH in January 2011 as described in Note (B).

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(F)                     Represents the effect on general and administrative expenses paid to RMR for the three months ended March 31, 2011 of the acquisitions of the six MOBs from CWH in January 2011 described in Note (B), as if these acquisitions occurred on January 1, 2011.

(G)                    Represents acquisition costs recognized during the three months ended March 31, 2011, as if these acquisitions occurred prior to January 1, 2011.

(H)                   In January 2011, we sold $250,000 unsecured senior notes due in 2016 at interest of 4.30% per annum.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and to fund the acquisitions described in Notes (B) and (C).  The adjustment also includes the interest cost of funding our completed and pending acquisitions described in Note (A) with borrowings under our revolving credit facility at interest of 1.10% per annum.  The additional interest expense is as follows:

January 2011, $250,000 senior note sale for acquisition funding	$(412)
Completed and pending acquisitions funded with borrowings under our revolving credit facility	(709)
Total	$(1,121)

(I)                        The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the three months ended March 31, 2011, as if our 2011 equity transactions occurred on January 1, 2011.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2010

(J)                       Represents the revenues and operating expenses for the year ended December 31, 2010, of our completed acquisitions, pursuant to agreements dated November 12, 2010, from CWH of the 27 MOBs, as if these 27 MOBs were acquired on January 1, 2010.

Details by state of the completed acquisitions of 27 MOBs from CWH are as follows:

Location by State	Number of Buildings	Square Feet	Purchase Prices (1)
AZ	1	126	$11,472
CA	2	331	226,400
CT	2	97	9,920
GA	1	95	17,773
MA	4	414	59,572
MN	1	141	16,880
NH	1	211	25,343
NM	6	616	44,760
OH	1	125	2,821
PA	4	448	32,678
SC	2	103	9,968
TX	2	96	12,413
	27	2,803	$470,000

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(1)          Excludes closing costs.

(K)                   Represents the effect on rental income, depreciation expense, general and administrative expense payable to RMR, property operating expenses and interest expense of our completed acquisition of five MOBs in 2010, 15 senior living communities in 2011 described in Note (A) and the four MOBs described in Note (A) and one additional MOB acquired in January 2011, for an aggregate purchase price of $299,820, excluding closing costs, as if these acquisitions occurred on January 1, 2010.  These adjustments also represent the effect of the pending acquisition of six senior living communities, including the management contract for five of these communities by Five Star and the leasing to Five Star of one of these communities, and three MOBs.  We assumed mortgage debt of approximately $94,200 at weighted average interest of 5.91% per annum related to one of these 2010 acquisitions and certain of the completed and pending 2011 acquisitions.

(L)                     Represents the effect on rental income for the year ended December 31, 2010, of the non-cash straight line rent adjustments of the 27 MOBs acquired from CWH as described in Note (J) and the non-cash amortization of above and below market leases.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the leases.  The additional rental income is as follows:

Non-cash, straight line rent adjustments as if the acquisitions described in Note (J) occurred on January 1, 2010	$861
Non-cash, net above and below market lease amortization	1,890
Total	$2,751

(M)                Represents the effect on depreciation expense for the year ended December 31, 2010 of the 27 MOBs acquired from CWH as described in Note (J).

(N)                   Represents the effect on general and administrative expenses paid to RMR for the year ended December 31, 2010 of the acquisitions of the 27 MOBs from CWH described in Note (J), as if these acquisitions occurred on January 1, 2010.

(O)                   Represents an adjustment to acquisition costs recognized during the three months ended March 31, 2011 and an estimate of acquisition costs for our completed and pending acquisitions subsequent to March 31, 2011, as if these acquisitions occurred on January 1, 2010.

(P)                     In April 2010, we sold $200,000 of unsecured senior notes due in 2020 at interest of 6.75% per annum.  We used $97,500 of these proceeds to redeem all of our unsecured

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

senior notes due in 2015.  We used the net proceeds, or approximately $102,500, to fund acquisitions described in Notes (J) and (K).  The adjustment represents the interest cost from January 1, 2010 through the date the unsecured senior notes were sold of the net proceeds to fund acquisitions.

In January 2011, we sold $250,000 of unsecured senior notes due in 2016 at interest of 4.30% per annum and incurred approximately $1,973 of deferred financing fees that are amortized over the note term.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and to fund the acquisitions described in Notes (J) and (K).

The adjustment to interest expense also includes the interest cost of borrowings under our revolving credit facility at interest of 1.10% per annum to fund acquisitions described in Notes (J) and (K).  The additional interest expense is as follows:

April 2010, senior note sale for acquisition funding	$(1,877)
January 2011, senior note sale for acquisition funding	(10,750)
Amortization of deferred financing fees	(395)
Acquisition financing under our revolving credit facility	(2,837)
Total	$(15,859)

(Q)                   In December 2010, we issued 14.4 million of our common shares in an underwritten public offering, raising net proceeds of $282,000.  We used the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding certain acquisitions described in Note (J) and (K).  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the year ended December 31, 2010, as if our 2010 equity offering and 2011 equity transactions occurred on January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: June 27, 2011